UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 21, 2011

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 21, 2011, Verigy Ltd. (“Verigy”) announced that its board of directors had determined that a proposal from Advantest Corporation (“Advantest”) to acquire all of the outstanding ordinary shares of Verigy for $15.00 per share in cash, on the terms and conditions set forth in a definitive implementation agreement proposed by Advantest, constitutes a “Superior Offer” within the meaning of the definitive merger agreement between Verigy and LTX-Credence Corporation (the “Merger Agreement”). Verigy has notified LTX-Credence that the Verigy board of directors intends to withdraw its recommendation in favor of the pending merger transaction between Verigy and LTX-Credence, and intends to recommend that Verigy shareholders vote against the issuance of Verigy ordinary shares in connection with the proposed merger with LTX-Credence.

In accordance with the terms of the Merger Agreement, LTX-Credence has until the close of business on March 25, 2011 to deliver a proposal to Verigy that would cause the proposal from Advantest to cease to constitute a “Superior Offer.”

A copy of the press release issued by Verigy on March 21, 2011 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information and Where You Can Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Verigy and LTX-Credence. In connection with the transaction, Verigy filed a registration statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus. If the merger agreement between Verigy and LTX-Credence is not terminated, a definitive joint proxy statement/prospectus will be mailed to the shareholders of Verigy and LTX-Credence if and when it is declared effective by the SEC. Investors and shareholders of Verigy and LTX-Credence are urged to read the registration statement and the preliminary joint proxy statement/prospectus, which has not been declared effective by the SEC, and the definitive joint proxy statement / prospectus, when and if it is declared effective by the SEC, because it contains important information about Verigy, LTX-Credence and the proposed transaction. The registration statement and the preliminary joint proxy statement/prospectus, which has not been declared effective by the SEC, and the definitive joint proxy statement / prospectus, when and if it is declared effective by the SEC , and any other documents filed by Verigy or LTX-Credence with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Verigy and LTX-Credence by contacting, respectively, Verigy Investor Relations by e-mail at judy.davies@verigy.com or by telephone at 1-408-864-7549 or by contacting LTX-Credence Investor Relations by e-mail at rich_yerganian@ltxc.com or by telephone at 1-781-467-5063. If the proposed merger transaction with LTX-Credence moves forward, investors and security holders are urged to read the registration statement, the preliminary joint proxy statement/prospectus, which has not been declared effective by the SEC, the definitive joint proxy statement / prospectus, when and if it is declared effective by the SEC, and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger transaction with LTX-Credence.

Verigy, LTX-Credence and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their shareholders in favor of the proposed transaction with LTX-Credence. Information about the directors and executive officers of Verigy and LTX-Credence and their respective interests in the proposed transaction is available in the preliminary joint proxy statement/prospectus, which has not been declared effective by the SEC, and in the definitive joint proxy statement / prospectus, when and if it is declared effective by the SEC. Additional information regarding the Verigy directors and executive officers is also included in Verigy’s Annual Report on Form 10-K, which was filed with the SEC on December 13, 2010, and its amended Annual Report on Form 10-K/A, which was filed with the SEC on February 25, 2011. As of February 14, 2011, Verigy’s directors and executive officers beneficially owned approximately 1,988,016 shares, or 3.3 percent, of Verigy’s ordinary shares. Additional information regarding the LTX-Credence directors and executive officers is also included in LTX-Credence’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on November 8, 2010. As of September 30, 2010, LTX-Credence’s directors and executive officers beneficially owned approximately 1,940,204 shares, or 3.9 percent, of LTX-Credence’s common stock. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Verigy and LTX-Credence, respectively, at the e-mail addresses and phone numbers listed above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Verigy Ltd. on March 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ MARGO M. SMITH
Margo M. Smith

Date: March 21, 2011